Exhibit 1.1.1

Pricing Agreement

Citigroup Global Markets Inc.

Wells Fargo Securities, LLC

As Representatives of the several

Underwriters named in Schedule I hereto.

August 20, 2024

Ladies and Gentlemen:

The Kroger Co., an Ohio corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated August 20, 2024 (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the securities (the “Designated Securities”) specified in Schedule II hereto. Each provision of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of each of the Underwriters of the Designated Securities pursuant to Section 13 of the Underwriting Agreement and the address of the Representatives referred to in such Section 13 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters, and under other terms and conditions set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

The Company understands that the Underwriters intend to make a public offering of the Designated Securities as soon after the effectiveness of this Pricing Agreement as in the judgment of the Representatives is advisable, and initially to offer the Designated Securities on the terms set forth in the Time of Sale Information and the Prospectus. Schedule III hereto sets forth the Time of Sale Information made available at the Time of Sale.

If the foregoing is in accordance with your understanding, please sign and return to us three counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

[Signature pages follow]

Very Truly Yours,
THE KROGER CO.

By:	/s/ Christine Wheatley
Name:	Christine Wheatley
Title:	Senior Vice President, General Counsel and Secretary

Citigroup Global Markets Inc.

Wells Fargo Securities, LLC

and the additional Underwriters named on Schedule I to this Pricing Agreement

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner
	Name:	Adam D. Bordner
	Title:	Managing Director

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
	Name:	Carolyn Hurley
	Title:	Managing Director

On behalf of each of the Underwriters

SCHEDULE I

Underwriter	Principal Amount of 4.700% Senior Notes Due 2026	Principal Amount of 4.600% Senior Notes Due 2027	Principal Amount of 4.650% Senior Notes Due 2029	Principal Amount of 4.900% Senior Notes Due 2031	Principal Amount of 5.000% Senior Notes Due 2034	Principal Amount of 5.500% Senior Notes Due 2054	Principal Amount of 5.650% Senior Notes Due 2064
Citigroup Global Markets Inc.	$200,000,000	$200,000,000	$280,000,000	$260,000,000	$440,000,000	$420,000,000	$300,000,000
Wells Fargo Securities, LLC	200,000,000	200,000,000	280,000,000	260,000,000	440,000,000	420,000,000	300,000,000
Mizuho Securities USA LLC	92,090,000	92,090,000	128,926,000	119,717,000	202,598,000	193,389,000	138,135,000
Truist Securities, Inc.	92,090,000	92,090,000	128,926,000	119,717,000	202,598,000	193,389,000	138,135,000
U.S. Bancorp Investments, Inc.	92,090,000	92,090,000	128,926,000	119,717,000	202,598,000	193,389,000	138,135,000
Huntington Securities, Inc.	54,550,000	54,550,000	76,370,000	70,915,000	120,010,000	114,555,000	81,825,000
J.P. Morgan Securities LLC	54,550,000	54,550,000	76,370,000	70,915,000	120,010,000	114,555,000	81,825,000
MUFG Securities Americas Inc.	54,550,000	54,550,000	76,370,000	70,915,000	120,010,000	114,555,000	81,825,000
PNC Capital Markets LLC	54,550,000	54,550,000	76,370,000	70,915,000	120,010,000	114,555,000	81,825,000
RBC Capital Markets, LLC	54,550,000	54,550,000	76,370,000	70,915,000	120,010,000	114,555,000	81,825,000
Fifth Third Securities, Inc.	25,690,000	25,690,000	35,966,000	33,397,000	56,518,000	53,949,000	38,535,000
Academy Securities, Inc.	9,880,000	9,880,000	13,832,000	12,844,000	21,736,000	20,748,000	14,820,000
Scotia Capital (USA) Inc.	9,880,000	9,880,000	13,832,000	12,844,000	21,736,000	20,748,000	14,820,000
BNY Mellon Capital Markets, LLC	5,530,000	5,530,000	7,742,000	7,189,000	12,166,000	11,613,000	8,295,000
Total	$1,000,000,000	$1,000,000,000	$1,400,000,000	$1,300,000,000	$2,200,000,000	$2,100,000,000	$1,500,000,000

SCHEDULE II

Title of Designated Securities:

4.700% Senior Notes due 2026

4.600% Senior Notes due 2027

4.650% Senior Notes due 2029

4.900% Senior Notes due 2031

5.000% Senior Notes due 2034

5.500% Senior Notes due 2054

5.650% Senior Notes due 2064

Aggregate Principal Amount:

$1,000,000,000 of 4.700% Senior Notes due 2026

$1,000,000,000 of 4.600% Senior Notes due 2027

$1,400,000,000 of 4.650% Senior Notes due 2029

$1,300,000,000 of 4.900% Senior Notes due 2031

$2,200,000,000 of 5.000% Senior Notes due 2034

$2,100,000,000 of 5.500% Senior Notes due 2054

$1,500,000,000 of 5.650% Senior Notes due 2064

Price to Public:

99.996% of the principal amount of the 4.700% Senior Notes due 2026, plus accrued interest, if any, from August 27, 2024

99.980% of the principal amount of the 4.600% Senior Notes due 2027, plus accrued interest, if any, from August 27, 2024

99.895% of the principal amount of the 4.650% Senior Notes due 2029, plus accrued interest, if any, from August 27, 2024

99.961% of the principal amount of the 4.900% Senior Notes due 2031, plus accrued interest, if any, from August 27, 2024

99.747% of the principal amount of the 5.000% Senior Notes due 2034, plus accrued interest, if any, from August 27, 2024

99.588% of the principal amount of the 5.500% Senior Notes due 2054, plus accrued interest, if any, from August 27, 2024

99.555% of the principal amount of the 5.650% Senior Notes due 2064, plus accrued interest, if any, from August 27, 2024

Purchase Price by Underwriters:

99.746% of the principal amount of the 4.700% Senior Notes due 2026, plus accrued interest, if any, from August 27, 2024

99.630% of the principal amount of the 4.600% Senior Notes due 2027, plus accrued interest, if any, from August 27, 2024

99.295% of the principal amount of the 4.650% Senior Notes due 2029, plus accrued interest, if any, from August 27, 2024

99.336% of the principal amount of the 4.900% Senior Notes due 2031, plus accrued interest, if any, from August 27, 2024

99.097% of the principal amount of the 5.000% Senior Notes due 2034, plus accrued interest, if any, from August 27, 2024

98.713% of the principal amount of the 5.500% Senior Notes due 2054, plus accrued interest, if any, from August 27, 2024

98.680% of the principal amount of the 5.650% Senior Notes due 2064, plus accrued interest, if any, from August 27, 2024

Specified Funds for Payment of Purchase Price:

Immediately available funds

Indenture:

Indenture dated as of June 25, 1999, between the Company and Firstar Bank, National Association (currently known as U.S. Bank National Association), as Trustee, as supplemented by the First Supplemental Indenture, dated June 25, 1999, the Second Supplemental Indenture, dated June 25, 1999, the Third Supplemental Indenture, dated June 25, 1999, the Fourth Supplemental Indenture, dated September 22, 1999, the Fifth Supplemental Indenture, dated September 22, 1999, the Sixth Supplemental Indenture, dated September 22, 1999, the Seventh Supplemental Indenture, dated February 11, 2000, the Eighth Supplemental Indenture, dated February 11, 2000, the Ninth Supplemental Indenture, dated August 21, 2000, the Tenth Supplemental Indenture, dated May 11, 2001, the Eleventh Supplemental Indenture, dated May 11, 2001, the Twelfth Supplemental Indenture, dated August 16, 2001, the Thirteenth Supplemental Indenture, dated April 3, 2002, the Fourteenth Supplemental Indenture, dated June 17, 2002, the Fifteenth Supplemental Indenture, dated January 28, 2003, the Sixteenth Supplemental Indenture, dated December 20, 2004, the Seventeenth Supplemental Indenture, dated August 15, 2007, the Eighteenth Supplemental Indenture, dated January 16, 2008, the Nineteenth Supplemental Indenture, dated March 27, 2008, the Twentieth Supplemental Indenture, dated March 27, 2008, the Twenty-First Supplemental Indenture, dated November 25, 2008, the Twenty-Second Supplemental Indenture, dated October 1, 2009, the Twenty-Third Supplemental Indenture, dated July 13, 2010, the Twenty-Fourth Supplemental Indenture, dated January 19, 2012, the Twenty-Fifth Supplemental Indenture, dated April 16, 2012, the Twenty-Sixth Supplemental Indenture, dated April 16, 2012, the Twenty-Seventh Supplemental Indenture, dated July 25, 2013, the Twenty-Eighth Supplemental Indenture, dated July 25, 2013, the Twenty-Ninth Supplemental Indenture, dated December 23, 2013, the Thirtieth Supplemental Indenture, dated December 23, 2013, the Thirty-First Supplemental Indenture, dated December 23, 2013, the Thirty-Second Supplemental Indenture, dated December 23, 2013, the Thirty-Third Supplemental Indenture, dated January 30, 2014, the Thirty-Fourth Supplemental Indenture, dated October 28, 2014, the Thirty-Fifth Supplemental Indenture, dated January 15, 2016, the Thirty-Sixth Supplemental Indenture, dated January 15, 2016, the Thirty-Seventh Supplemental Indenture, dated January 15, 2016, the Thirty-Eighth Supplemental Indenture, dated October 3, 2016, the Thirty-Ninth Supplemental Indenture, dated October 3, 2016, the Fortieth Supplemental Indenture, dated October 3, 2016, the Forty-First Supplemental Indenture, dated January 24, 2017, the Forty-Second Supplemental Indenture, dated July 24, 2017, the Forty-Third Supplemental Indenture, dated July 24, 2017, the Forty-Fourth Supplemental Indenture, dated July 24, 2017, the Forty-Fifth Supplemental Indenture, dated January 14, 2019, the Forty-Sixth Supplemental Indenture, dated January 14, 2019, the Forty-Seventh Supplemental Indenture dated January 13, 2020, the Forty-Eighth Supplemental Indenture dated April 28, 2020, the Forty-Ninth Supplemental Indenture dated January 12, 2021 and the Fiftieth Supplemental Indenture to be dated August 27, 2024.

Maturity:

The 4.700% Senior Notes due 2026 will mature on August 15, 2026

The 4.600% Senior Notes due 2027 will mature on August 15, 2027

The 4.650% Senior Notes due 2029 will mature on September 15, 2029

The 4.900% Senior Notes due 2031 will mature on September 15, 2031

The 5.000% Senior Notes due 2034 will mature on September 15, 2034

The 5.500% Senior Notes due 2054 will mature on September 15, 2054

The 5.650% Senior Notes due 2064 will mature on September 15, 2064

Interest Rates:

The 4.700% Senior Notes due 2026 will bear interest from August 27, 2024 at 4.700%

The 4.600% Senior Notes due 2027 will bear interest from August 27, 2024 at 4.600%

The 4.650% Senior Notes due 2029 will bear interest from August 27, 2024 at 4.650%

The 4.900% Senior Notes due 2031 will bear interest from August 27, 2024 at 4.900%

The 5.000% Senior Notes due 2034 will bear interest from August 27, 2024 at 5.000%

The 5.500% Senior Notes due 2054 will bear interest from August 27, 2024 at 5.500%

The 5.650% Senior Notes due 2064 will bear interest from August 27, 2024 at 5.650%

Interest Payment Dates:

Interest on the 4.700% Senior Notes due 2026 is payable semiannually on February 15 and August 15 of each year, commencing on February 15, 2025

Interest on the 4.600% Senior Notes due 2027 is payable semiannually on February 15 and August 15 of each year, commencing on February 15, 2025

Interest on the 4.650% Senior Notes due 2029 is payable semiannually on March 15 and September 15 of each year, commencing on March 15, 2025

Interest on the 4.900% Senior Notes due 2031 is payable semiannually on March 15 and September 15 of each year, commencing on March 15, 2025

Interest on the 5.000% Senior Notes due 2034 is payable semiannually on March 15 and September 15 of each year, commencing on March 15, 2025

Interest on the 5.500% Senior Notes due 2054 is payable semiannually on March 15 and September 15 of each year, commencing on March 15, 2025

Interest on the 5.650% Senior Notes due 2064 is payable semiannually on March 15 and September 15 of each year, commencing on March 15, 2025

Redemption Provisions:

As described in the term sheet dated August 20, 2024 included on Schedule IV

Change of Control Put:

As described in the preliminary prospectus supplement dated August 19, 2024

Sinking Fund Provision:

No sinking fund provisions

Defeasance Provisions:

As described in the preliminary prospectus supplement dated August 19, 2024

Guarantees:

None

Time of Delivery:

August 27, 2024

Closing Location:

Offices of Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017

Name and Address of Representatives:

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Fax: (646) 291-1469

Attention: General Counsel

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, NC 28202

Attention: Transaction Management

Email: tmgcapitalmarkets@wellsfargo.com

Schedule III

Time of Sale Information

1.	Preliminary Prospectus Supplement, dated August 19, 2024, including the base prospectus included therein, dated May 20, 2022
2.	Term sheet, dated August 20, 2024, included on Schedule IV

Schedule IV

Issuer Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Statement No. 333-265130

The Kroger Co.

$1,000,000,000 4.700% Senior Notes Due 2026

$1,000,000,000 4.600% Senior Notes Due 2027

$1,400,000,000 4.650% Senior Notes Due 2029

$1,300,000,000 4.900% Senior Notes Due 2031

$2,200,000,000 5.000% Senior Notes Due 2034

$2,100,000,000 5.500% Senior Notes Due 2054

$1,500,000,000 5.650% Senior Notes Due 2064

Pricing Term Sheet

Dated August 20, 2024

The information in this pricing term sheet relates to the offering (the “Offering”) of the Notes described above (the “Notes”) of The Kroger Co. (the “Issuer”), and should be read together with the preliminary prospectus supplement dated August 19, 2024 relating to the Offering and the accompanying prospectus dated May 20, 2022 included in the Issuer’s Registration Statement on Form S-3 (File No. 333-265130) (as supplemented by such preliminary prospectus supplement, the “Preliminary Prospectus”).

The information in this pricing term sheet supersedes the information in the Preliminary Prospectus to the extent inconsistent with the information in the Preliminary Prospectus. Terms used but not defined herein have the meanings given in the Preliminary Prospectus.

Issuer:	The Kroger Co.
Expected Ratings (Moody’s / S&P)*:
Security Type:	Senior Unsecured Notes
Trade Date:	August 20, 2024
Settlement Date:	August 27, 2024 (T+5)**
Denominations:	$2,000 x $1,000

4.700% Senior Notes Due 2026
Principal Amount:	$1,000,000,000
Maturity Date:	August 15, 2026
Coupon:	4.700%
Benchmark Treasury:	UST 4.375% due July 31, 2026
Benchmark Treasury Price / Yield:	100-22/ 4.003%
Spread to Benchmark Treasury:	T + 70 basis points
Yield to Maturity:	4.703%
Price to Public:	99.996% of the principal amount
Interest Payment Dates:	February 15 and August 15, commencing on February 15, 2025
Optional Redemption Provisions:
Make-whole Call:	Treasury Rate plus 15 basis points (prior to August 15, 2026)

Special Mandatory Redemption:	At 101%, if the (i) the Merger has not been completed on or prior to the later of (a) December 31, 2024 or (b) any later date to which ACI and the Issuer may agree to extend the “Outside Date” in the Merger Agreement (the “SMR Outside Date”), (ii) prior to the SMR Outside Date, the Merger Agreement is terminated or (iii) the Issuer otherwise notifies the trustee that it will not pursue the consummation of the Merger prior to the SMR Outside Date.
CUSIP/ISIN:	501044 DR9 / US501044DR92

4.600% Senior Notes Due 2027
Principal Amount:	$1,000,000,000
Maturity Date:	August 15, 2027
Coupon:	4.600%
Benchmark Treasury:	UST 3.750% due August 15, 2027
Benchmark Treasury Price / Yield:	99-26 ¾ / 3.808%
Spread to Benchmark Treasury:	T + 80 basis points
Yield to Maturity:	4.608%
Price to Public:	99.980% of the principal amount
Interest Payment Dates:	February 15 and August 15, commencing on February 15, 2025
Optional Redemption Provisions:
Make-whole Call:	Treasury Rate plus 15 basis points (prior to July 15, 2027)
Par Call:	On or after July 15, 2027 (one month prior to maturity)
Special Mandatory Redemption:	At 101%, if the (i) the Merger has not been completed on or prior to the SMR Outside Date, (ii) prior to the SMR Outside Date, the Merger Agreement is terminated or (iii) the Issuer otherwise notifies the trustee that it will not pursue the consummation of the Merger prior to the SMR Outside Date.
CUSIP/ISIN:	501044 DS7 / US501044DS75

4.650% Senior Notes Due 2029
Principal Amount:	$1,400,000,000
Maturity Date:	September 15, 2029
Coupon:	4.650%
Benchmark Treasury:	UST 4.000% due July 31, 2029
Benchmark Treasury Price / Yield:	101-10+ / 3.703%
Spread to Benchmark Treasury:	T + 97 basis points
Yield to Maturity:	4.673%
Price to Public:	99.895% of the principal amount
Interest Payment Dates:	March 15 and September 15 of each year, commencing on March 15, 2025
Optional Redemption Provisions:
Make-whole Call:	Treasury Rate plus 15 basis points (prior to August 15, 2029)
Par Call:	On or after August 15, 2029 (one month prior to maturity)
Special Mandatory Redemption:	At 101%, if the (i) the Merger has not been completed on or prior to the SMR Outside Date, (ii) prior to the SMR Outside Date, the Merger Agreement is terminated or (iii) the Issuer otherwise notifies the trustee that it will not pursue the consummation of the Merger prior to the SMR Outside Date.

CUSIP/ISIN:	501044 DT5 / US501044DT58

4.900% Senior Notes Due 2031
Principal Amount:	$1,300,000,000
Maturity Date:	September 15, 2031
Coupon:	4.900%
Benchmark Treasury:	UST 4.125% due July 31, 2031
Benchmark Treasury Price / Yield:	102-11+ / 3.736%
Spread to Benchmark Treasury:	T + 117 basis points
Yield to Maturity:	4.906%
Price to Public:	99.961% of the principal amount
Interest Payment Dates:	March 15 and September 15 of each year, commencing on March 15, 2025
Optional Redemption Provisions:
Make-whole Call:	Treasury Rate plus 20 basis points (prior July 15, 2031)
Par Call:	On or after July 15, 2031 (two months prior to maturity)
Special Mandatory Redemption:	At 101%, if the (i) the Merger has not been completed on or prior to the SMR Outside Date, (ii) prior to the SMR Outside Date, the Merger Agreement is terminated or (iii) the Issuer otherwise notifies the trustee that it will not pursue the consummation of the Merger prior to the SMR Outside Date.
CUSIP/ISIN:	501044 DU2 / US501044DU22

5.000% Senior Notes Due 2034
Principal Amount:	$2,200,000,000
Maturity Date:	September 15, 2034
Coupon:	5.000%
Benchmark Treasury:	UST 3.875% due August 15, 2034
Benchmark Treasury Price / Yield:	100-16+ / 3.812%
Spread to Benchmark Treasury:	T + 122 basis points
Yield to Maturity:	5.032%
Price to Public:	99.747% of the principal amount
Interest Payment Dates:	March 15 and September 15 of each year, commencing on March 15, 2025
Optional Redemption Provisions:
Make-whole Call:	Treasury Rate plus 20 basis points (prior to June 15, 2034)
Par Call:	On or after June 15, 2034 (three months prior to maturity)
CUSIP/ISIN:	501044 DV0 / US501044DV05

5.500% Senior Notes Due 2054
Principal Amount:	$2,100,000,000
Maturity Date:	September 15, 2054
Coupon:	5.500%
Benchmark Treasury:	UST 4.625% due May 15, 2054
Benchmark Treasury Price / Yield:	109-23+ / 4.058%
Spread to Benchmark Treasury:	T + 147 basis points
Yield to Maturity:	5.528%
Price to Public:	99.588% of the principal amount
Interest Payment Dates:	March 15 and September 15 of each year, commencing on March 15, 2025

Optional Redemption Provisions:
Make-whole Call:	Treasury Rate plus 25 basis points (prior to March 15, 2054)
Par Call:	On or after March 15, 2054 (six months prior to maturity)
CUSIP/ISIN:	501044 DW8 / US501044DW87

5.650% Senior Notes Due 2064
Principal Amount:	$1,500,000,000
Maturity Date:	September 15, 2064
Coupon:	5.650%
Benchmark Treasury:	UST 4.625% due May 15, 2054
Benchmark Treasury Price / Yield:	109-23+ / 4.058%
Spread to Benchmark Treasury:	T + 162 basis points
Yield to Maturity:	5.678%
Price to Public:	99.555% of the principal amount
Interest Payment Dates:	March 15 and September 15 of each year, commencing on March 15, 2025
Optional Redemption Provisions:
Make-whole Call:	Treasury Rate plus 25 basis points (prior to March 15, 2064)
Par Call:	On or after March 15, 2064 (six months prior to maturity)
CUSIP/ISIN:	501044 DX6 / US501044DX60

Joint Book-Running Managers:	Citigroup Global Markets Inc. Wells Fargo Securities, LLC Mizuho Securities USA LLC Truist Securities, Inc. U.S. Bancorp Investments, Inc.
Co-Managers:

Huntington Securities, Inc.

J.P. Morgan Securities LLC

MUFG Securities Americas Inc.

PNC Capital Markets LLC

RBC Capital Markets, LLC

Fifth Third Securities, Inc.

Academy Securities, Inc.

Scotia Capital (USA) Inc.

BNY Mellon Capital Markets, LLC

* A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

**We expect that delivery of the notes will be made against payment therefor on or about the settlement date specified above, which will be the fifth business day following the date of this term sheet. Under Rule 15c6-1 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the date that is more than one business day preceding the settlement date will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of notes who wish to trade the notes prior to the settlement date should consult their own advisor.

The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. toll-free at (800) 831-9146 and Wells Fargo Securities, LLC toll-free at (800) 645-3751.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.